Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 29, 2021 on the financial statements of Destra Multi-Alternative Fund, for the year ended February 28, 2021 included in this Registration Statement on Form N-2, and to the references to our firm under the headings “Financial Highlights” and “Senior Securities” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
Chicago, Illinois
June 22, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTAL INFORMATION

To the Shareholders and Board of Trustees of Destra Multi-Alternative Fund

We have audited and reported separately herein on the statement of assets and liabilities, including the schedule of investments, of Destra Multi-Alternative Fund (the “Fund”) as of February 29, 2020, and the related statements of operations, cash flows, and changes in net assets for the year then ended, including the related notes, and the financial highlights for the year then ended (collectively referred to as the “financial statements”), in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The accompanying information included in the registration statement under the caption “Senior Securities” (Senior Securities Table) for the for the period ended February 29, 2020 has been subjected to audit procedures performed in conjunction with our audit of the Fund’s financial statements.

The Senior Securities Table is the responsibility of the Fund’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with instructions to Form N-2 and Section 18 of the Investment Company Act of 1940. In our opinion, the Senior Securities Table for the year then ended, is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Cohen & Company, Ltd.

Chicago, Illinois

June 22, 2021